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                                                                    EXHIBIT 12.1

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

                                        NINE MONTHS                          TWELVE MONTHS ENDED DECEMBER 31,
                                           ENDED       -----------------------------------------------------------------------------
                                       SEPTEMBER 30,
                                           2005            2004            2003             2002           2001              2000
                                       -------------   -------------   -------------   -------------   -------------   -------------
Pre-tax income (loss) from
 continuing operations before
 adjustment for minority
 interests in consolidated
 subsidiaries or income or loss
 from equity investees                 $     234,274   $     155,635   $     184,101   $     240,775   $     348,428   $     229,426
                                       =============   =============   =============   =============   =============   =============


Fixed charges:

Interest expense and
 amortization of debt issuance
 costs and debt discount and
 premium on all indebtedness                  25,067          34,389          40,291          42,622          47,752          56,450

Rentals                                        1,217           1,632           1,346           1,229           1,269             781
                                       -------------   -------------   -------------   -------------   -------------   -------------
Total fixed charges                    $      26,284   $      36,021   $      41,637   $      43,851   $      49,021   $      57,231
                                       =============   =============   =============   =============   =============   =============


Pre-tax income (loss) from
 continuing operations before
 adjustment for minority
 interests in consolidated
 subsidiaries or income or loss
 from equity investees plus fixed
 charges and amortization of
 capitalized interest less interest
 capitalized                           $     253,141   $     193,483   $     227,565   $     286,454   $     399,276   $     286,537
                                       =============   =============   =============   =============   =============   =============


Ratio of earnings to fixed charges               9.6             5.4             5.5             6.5             8.1             5.0
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